UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15( d ) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 4, 2009

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officer; Compensatory Arrangements of Certain Officers

Resignation of Directors

On June 4, 2009 Merrill McPeak, Israel Ury, Robert Adams, and George Lintz resigned from the Board of Directors (the “Board”) of QPC Lasers, Inc. (the “Company”) as a result of the completion of the disposition of the assets of the Company’s subsidiary, Quintessence Photonics Corporation. As of the date of the disposition, the Company and its subsidiary have no further operations. None of the resigning directors identified as the cause of his resignation any disagreement with the Company regarding the company's operations, policies or practices.

The Company anticipates that it will in the near future file for protection under Chapter 7 of the federal bankruptcy laws and that its common stock will have no value after liquidation of the Company is completed.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: June 9, 2009	By:
Jeffrey Ungar
Chief Executive Officer